Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30024, 333-34810, 333-39456, 333-83870) and Form S-3 (Nos. 333-59456, 333-48100) of Earthlink, Inc. of our report dated April 1, 2002 relating to the consolidated financial statements of PeoplePC, Inc. which appears in this Current Report on Form 8-K/A of Earthlink, Inc. dated October 15, 2002.

PricewaterhouseCoopers LLP

San Francisco, CA

October 15, 2002